THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. ss.517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") PROVIDES THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER ss.517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING CONSIDERATION FOR THE SECURITIES BY TELEPHONE, TELEGRAM, OR LETTER NOTICE TO THE COMPANY AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH IN THIS AGREEMENT. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

                          FULLNET COMMUNICATIONS, INC.
                               14% Promissory Note


DATED:                                                  ______________ ___, 2000

PRINCIPAL AMOUNT (US$):    $_________


FULLNET COMMUNICATIONS, INC., an Oklahoma corporation (the "Company"), for value received, hereby promises to pay to __________________ located at _____________________________________________________, or registered assigns
(the "Payee" or "Holder") upon due presentation and surrender of this Note on the Repayment Date (as hereinafter defined) the principal amount of ________________________________, and accrued interest thereon as hereinafter provided.

1.       PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

         1.1 Payment. Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed for the actual number of days elapsed on the basis of a year consisting of 365 days) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of fourteen percent (14%) per annum (the "Stated Interest Rate"), said interest payable to the Payee on the tenth (10) day following the end of each three (3) month period (quarterly) from the above-stated issuance date of the Note. The principal shall be due and payable on the Repayment Date, which payment shall be made only upon presentation and surrender of this Note to the Company at its address set forth herein. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company,

         1.2      Repayment Date.

                  (a) For purposes hereof, unless sooner repaid by the Company, the "Repayment Date" shall mean the earlier of the following dates: (i) the date which is within five (5) days of receipt of funds by the Company of any single offering raising gross proceeds to the Company of at least $3,000,000 (which offering the Company intends to conduct but of which there is no assurance); provided, however, if funds related to any such offering are received in tranches, "Repayment Date" shall be deemed to mean the date which is within five (5) days of receipt of first funds received by the Company, or (ii) the date which is six (6) months after the above-stated issuance date of this Note (the "Initial Six-Month Term"), unless extended pursuant to Section 1.2(b) hereunder.

                  (b) The Company may, by written notice to the Holder within ten (10) days prior to the end of the Initial Six-Month Term and the delivery to Holder with such notice of ____________ Warrants (as such term is defined in Section 1.3 hereof), extend the Repayment Date for an additional ninety (90) days (the "First Extension Period"); provided, however, that the Company may, by written notice to the Holder within ten (10) days prior to the end of the First Extension Period and the delivery to Holder with such notice of another ____________ Warrants (as such term is defined in Section 1.3 hereof), extend the Repayment Date for a second ninety (90) day period (the "Second Extension Period"), in which case all principal and any accrued and unpaid interest thereon shall be due and payable on the last day of the Second Extension Period.

         1.3 Issuance of Common Stock Purchase Warrants. In addition to the interest payable pursuant to Section 1.1 above, the Company agrees to issue to the Holder as additional compensation, _________ common stock purchase warrants (the "Warrants"), giving the Holder the right to purchase from the Company ____________ shares of the Company's $.00001 common stock ("Common Stock"), at the per share price and on the terms set forth in the Warrants, a form of which is attached hereto as Exhibit "A." The Warrants are deemed earned on the initial advance by the Holder under this Agreement and will not terminate on the payment or prepayment of this Note.

         1.4 Prepayment. The Note may be prepaid in full or in part by the Company at any time prior to the Repayment Date. Any prepayment of this Note shall be applied first to any accrued but unpaid interest, then to the principal amount of the Note.

2.       RANKING OF NOTE.

         2.1 Junior to Existing Debt. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that the payment of the principal of and interest on this Note ranks junior and is subordinate to all existing indebtedness, including trade debt.

         2.2 Indebtedness. "Indebtedness" means (a) any liability of the Company
(i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, (iii) for the payment of rent or other amounts relating to capitalized lease obligations, or (iv) trade accounts payable and trade credit; (b) any liability of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; and (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (a) and (b) except that Indebtedness.

         2.3 Further Actions. The Holder agrees to execute such subordination agreements, instruments or waivers as may be reasonably necessary to reflect the subordination of this Note to the Indebtedness.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Holder that the Company:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, the failure of which would not have a material adverse effect on the business, operations, properties, liabilities or condition (financial or otherwise) of the Company; and

                  (c) has adequate authority, power and legal right to enter into, execute and deliver the Note. On execution and delivery, the Note will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

4.       EVENTS OF DEFAULT.

         It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

         4.1      Default in Payment, Etc.

                  (a) A default in the payment of any interest or principal payments on this Note, and such default shall continue uncured for fifteen (15) days after due date and notice is received from Holder of such default for the making of such interest or principal payment; or

                  (b) default in the performance, or breach, of any other covenant of the Company in this Note and continuance of such default or breach uncured for a period of thirty (30) days after receipt of notice as to such breach or after the Company knew or should have known of such breach.

         4.2 Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

5.       REMEDIES UPON DEFAULT.

         5.1 Acceleration. Upon an Event of Default and at any time during the continuation thereof, the Holder, by notice in writing given to the Company, may declare the entire principal of this Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

         5.2 Proceedings and Actions. During the continuation of any Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection including, without limitation, attorney's fees and expenses.

6.       RESTRICTIONS ON TRANSFER.

         6.1 The Holder acknowledges that he has been advised by the Company that this Note has not been registered under the Act, that the Note is being issued on the basis of the statutory exemption provided by section 4(2) of the Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the Holder in the Holder's Investor Representation Letter, previously furnished to the Company. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note is registered under the Act, it being understood that the Note is not currently registered for sale and that the Company has no obligation or intention to so register the Notes, or (ii) the Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Note and that there can be no assurance that Rule 144 sales will be available at any time in the future, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder of this Note and each transferee hereof further agrees that if any distribution of this Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note.

7.       MISCELLANEOUS.

         7.1 No Recourse. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the principal of or interest on this Note or for any claim based thereon or otherwise in respect this Note, this Note being a corporate obligation only.

         7.2 Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to FullNet Communications, Inc., 200 North Harvey Avenue, Suite 1704, Oklahoma City, Oklahoma 73102 or, if to the Holder, at
------------------------------------------.

         7.3 Lost, Stolen or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

         7.4 Course of Dealing. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

         7.5 Amendments. This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future holders shall be bound thereby.

         7.6 Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Oklahoma, without giving effect to conflict of laws principles.

         DATED the date first written above.


                                    FULLNET COMMUNICATIONS, INC.



                                    By:________________________________________
                                          Timothy J. Kilkenny,
                                          President and Chief Executive Officer
(SEAL)

Attest:


________________________________
Jeanette C. Timmons, Secretary